Exhibit 4.2

ENTROPIN, INC.

COMMON STOCK WARRANT

NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

This certifies that Navidec Financial Services, Inc., a Colorado corporation (the “Holder”), for value received, is entitled to purchase from Entropin, Inc., a Delaware corporation (the “Company”), subject to the terms set forth below, up to 1,000,000 shares of the Company’s Common Stock, no par value (the “Warrant Shares”), at a price of $0.25 per share (the “Exercise Price”) at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on January 1, 2009 (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued pursuant to that certain Business Consulting Agreement, dated December 11, 2003 (the “Agreement”), by and between the Company and the Holder.

This Warrant is issued subject to the following terms and conditions:

1.    Vesting Schedule.    Notwithstanding anything to the contrary in this Warrant, the Holder may only exercise prior to the Expiration Date that number of Warrant Shares that are Vested Warrant Shares. The Warrant Shares shall become Vested Warrant Shares as follows: (a) 50% of the Warrant Shares shall become Vested Warrant Shares on January 31, 2004, provided the Agreement has not been terminated on or before such date; and (b) the remaining 50% of the Warrant Shares shall become Vested Warrant Shares on March 31, 2004, provided the Agreement has not been terminated on or before such date.

2.    Exercise, Issuance of Certificates.    The Holder may exercise this Warrant on or prior to the Expiration Date, at any time or from time to time following, for all or any part of the Vested Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 5 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares (such date, a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.

3.    Payment of Exercise Price.    The Holder shall pay the Exercise Price by cash or immediately available funds, or the Holder may notify the Company in the Form of Subscription of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value of one share of Common Stock.

B = the per share Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. For purposes of the above calculation, the Fair Market Value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise the Fair Market Value per share shall be equal to the average of the closing bid and asked prices of Common Stock quoted in the over-the-counter market summary or the last reported sale price of Common Stock or the closing price quoted on the Nasdaq National Market System or on any exchange on which Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of Fair Market Value.

4.    Shares to be Fully Paid; Reservation of Shares.    The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for

2 of 14

herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

5.    Adjustment of Exercise Price and Number of Shares.    The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 5. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

5.1    Subdivision or Combination of Stock.    In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

5.2    Reclassification.    If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the “Reclassification Events”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

3 of 14

5.3    Notice of Adjustment.    Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.    No Voting or Dividend Rights.    Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

7.    Compliance with Securities Act.    The Holder hereby represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in issuing this Warrant to the Holder, as follows:

7.1    Purchase Entirely for Own Account.    The Holder hereby confirms that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to the person or to any third person, with respect to any of the Securities. The Holder represents that the Holder has full power and authority to enter into this Agreement.

7.2    Investment Experience.    The Holder is an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of its investment and has the knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

7.3    Holder Status.    The Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

7.4    Restricted Securities.    The Holder understands that the Securities the Holder is and will be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited

4 of 14

circumstances. In this connection, the Holder represents that the Holder is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

7.5    Investment Intent Upon Exercise.    Unless a current registration statement under the Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

8.    Restrictions on Disposition.    Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

8.1    Securities Registered.    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

8.2    Registration Not Required.    (a) Such Holder shall have notified the Company in writing of the proposed disposition and shall have furnished the Company in writing with a detailed statement of the circumstances surrounding the proposed disposition, (b) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act and (c) the transferee shall agree in writing to be bound by this Section 8 as if an original Holder. It is agreed that the Company will not require opinions of counsel pursuant to Section 8.2(b) for dispositions made pursuant to Rule 144, except (a) in unusual circumstances or (b) at the request of the Company’s transfer agent.

8.3    Securities Legend.    Each stock certificate so delivered upon exercise shall be registered in the name of such Holder and issued with the following legend, unless the Warrant Shares have previously been registered under the Act.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY,

5 of 14

THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

9.    Registration Rights.    Until such time as the Warrant Shares may be sold under Rule 144(k) under the Act without volume limitations (at which time, the Company shall thereafter have no further obligations under this Section 9), the Holder shall have the following rights to have the Warrant Shares registered under the Act.

9.1    Piggyback Registration.    Subject to Section 9.5, if the Company files a registration statement under the Act (other than a registration statement on Form S-4 or S-8 or any successor or similar forms (including forms for small business issuers) or an offering to be made on a delayed or continuous basis under Rule 415 under the Act) registering an underwritten offering of Common Stock for cash consideration on any form that also would permit the registration of the Warrant Shares and any shares of common stock that may be issued or distributed with respect to, or in exchange for, the Warrant Shares (the “Registrable Securities”) and such filing is to be on its behalf and/or on behalf of selling holders of the Company’s securities, the Company shall each such time promptly give the Holder written notice of its intent to make such filing, setting forth the date on which the Company proposes to file such registration statement, and advising the Holder of its right to have Registrable Securities included in such registration. The Company will select the managing underwriter and all other underwriters in any underwritten offering pursuant to this Section 9.1. Upon the written request of the Holder received by the Company no later than ten (10) days after the date of the Company’s notice, the Company shall use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that the Holder has so requested to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. If, in the written opinion of the managing underwriter, the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company’s securities that can be marketed either (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the Company shall include in such registration first, all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising demand registration rights and without having the adverse effect referred to above, and second, all Registrable Securities requested to be included in such registration by the Holder pursuant to this Section 9.1 and all shares of Common Stock requested to be included by third parties exercising the rights similar to those granted in this Section 9.1, up to the number which the Company has been advised can be sold in such offering without having either of the adverse effects referred to above. The number of such Registrable Securities requested to be included in such registration by the Holder pursuant to this Section 9.1 shall be limited to such extent and shall be allocated pro rata

6 of 14

among the Holder and third parties exercising rights similar to those granted in this Section 9.1 on the basis of the relative number of Registrable Securities the Holder has requested to be included in such registration and the number of shares of Common Stock requested to be included in such registration by such third parties.

9.2    Obligations of the Company.    Whenever the Company has filed a registration statement pursuant to Section 9.1 that registers Registrable Securities under the Act, the Company will:

(a)    furnish the Holder with a reasonable numbers of copies of the Registration Statement and any Prospectus included therein (including each preliminary Prospectus and any amendments or supplements thereto (including all exhibits and documents incorporated by reference) in conformity with the requirements of the Act);

(b)    use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions within the United States as the Holder shall request for the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to do so;

(c)    promptly notify the Holder (1) when such Registration Statement, amendment, supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, or (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d)    use commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed, if applicable.

9.3    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request in writing and as shall be required in connection with the action to be taken by the Company.

9.4    Expenses of Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of

7 of 14

Registrable Securities pursuant to Section 9.1, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky laws, and fees and disbursements of counsel for the Company, shall be borne by the Company. The Holder shall bear and pay the underwriting commissions and discounts applicable to the Registrable Securities offered for its account in connection with any regulations, filings and qualifications made pursuant to this Warrant.

9.5    Underwriting Requirements.    In connection with any underwritten offering, the Company shall not be required under Section 9.1 to include Registrable Securities in such underwritten offering unless the Holder accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company in accordance with the terms of this Warrant.

9.6    Indemnification.

(a)    For the purpose of this Section 9.6:

(i)    the term “Selling Stockholder” shall include the Holder and any “affiliate” (as such term is defined in Rule 144) of the Holder, and their respective permitted transferees and assigns;

(ii)    the term “untrue statement” shall, with respect to any Registration Statement, include any untrue statement or alleged untrue statement of a material fact contained in the related Registration Statement, or any omission or alleged omission to state in the related Registration Statement a material fact required to be stated therein or necessary to make the statements therein, not misleading, and, with respect to any Prospectus, include any untrue statement or alleged untrue statement of a material fact contained in the related Prospectus, or any omission or alleged omission to state in the related Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The Company agrees to indemnify and hold harmless the Selling Stockholder (and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act, each officer of the Selling Stockholder and each director of the Selling Stockholder) from and against any losses, claims, damages or liabilities to which the Selling Stockholder (or any such officer, director or controlling person) may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or (ii) any failure by the Company to fulfill any undertaking included in the related Registration Statement, provided, however, that the Company shall not be liable

8 of 14

in any such case to the extent that such loss, claim, damage or liability (A) arises out of, or is based upon, an untrue statement made in conformity with written information furnished to the Company by the Selling Stockholder specifically for use in preparation of the Registration Statement or Prospectus (which has not been subsequently corrected or supplemented), (B) results from the failure of the Selling Stockholder to satisfy its prospectus delivery requirements under the Act, or (C) arises out of any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

(c)    The Selling Stockholder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement if such untrue statement was made in conformity with written information furnished by the Selling Stockholder specifically for use in preparation of the Registration Statement or Prospectus, provided, however, that the Selling Stockholder need not indemnify any of the aforementioned indemnitees for such losses, claims, damages or liabilities arising from any statement or omission in any Prospectus that is corrected in any subsequent Prospectus if the subsequent Prospectus was furnished to the person or entity asserting the loss, claim, damage or liability prior to the pertinent transaction or transactions giving rise to the loss, claim, damages or liabilities.

(d)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9.6 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 9.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict

9 of 14

of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Act) thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e)    If the indemnification provided for in this Section 9.6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation (even if Selling Stockholder were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

10 of 14

9.7    Information Available.    So long as a Registration Statement is effective covering the resale of Warrant Shares owned by the Holder, the Company will furnish to the Holder, upon its request:

(a)    one copy of its most recent Annual Report on Form 10-K and one copy of each subsequent Quarterly Report on Form 10-Q and amendments thereto, if any (the foregoing, in each case, excluding exhibits, unless specifically requested by the Holder); and

(b)    an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

9.8    Termination of Registration Rights.    The registration rights set forth in this Section 9 shall terminate upon the earlier of (a) the closing of (i) any bona fide sale, conveyance or disposition of all or substantially all of the Company’s assets (including, without limitation, a grant of an exclusive license or exclusive licenses to all or substantially all of the Company’s intellectual property) or (ii) the acquisition of the Company by means of consolidation, merger or other form of corporate reorganization by a single or related series of transactions in which the outstanding shares of the corporation are converted or exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the Company’s stockholders of record as constituted immediately prior to such sale, conveyance, disposition or acquisition will hold more than a majority of the voting power of the surviving entity immediately following such sale, conveyance, disposition or acquisition.

10.    Market Stand-Off.

10.1    Market-Standoff Period; Agreement.    Subject to the Holder’s rights under Section 9 above, the Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 90 days from the effective date of registration.

10.2    Stop-Transfer Instructions.    In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Holder.

11.    Transfer of Warrant.    This Warrant shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by Holder without the express written consent of the Company, and any such attempted disposition of this Warrant or any portion hereof shall be of no force or effect. Notwithstanding the prior sentence, Holder may

11 of 14

transfer to any wholly-owned subsidiary, parent or affiliate (as such term is defined under the Act) provided that the Holder provides prior written notice of such transfer to the Company and such transferee agrees in writing to be bound by the terms of this Warrant.

12.    Amendment, Modification and Waiver.    This Warrant and any provision hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought.

13.    Notices.    Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at its principal place of business or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given: (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

14.    Governing Law.    All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. If either party shall commence a legal proceeding to enforce any provisions of this Warrant, then the prevailing party in such legal proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such legal proceeding.

15.    Lost or Stolen Warrant.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

16.    Fractional Shares.    No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

17.    Successors and Assigns.    This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder.

12 of 14

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized on this 1st day of January, 2004.

Entropin, Inc., a Delaware corporation

By:	/s/ THOMAS G. TACHOVSKY

Thomas G. Tachovsky President and Chief Executive Officer

13 of 14

EXHIBIT A

FORM OF SUBSCRIPTION

(To be executed by the Holder upon exercise of the Warrant in whole or in part)

To: ENTROPIN, INC.

The undersigned, whose Tax ID Number is                     , hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder,                      shares of Common Stock provided for therein and

Check:

             tenders payment herewith to the order of ENTROPIN, INC. in the amount of $                        ; or

             elects to exercise its cashless exercise rights as set forth in Section 3 of the Warrant.

The undersigned requests that certificates for such shares be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:

Dated: , 200	Signature:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever)

14 of 14